Exhibit 1.1

JASPER THERAPEUTICS, INC.

60,000,000 Shares of Common Stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

January 25, 2023

Credit Suisse Securities (USA) LLC

William Blair & Company, L.L.C.

Oppenheimer & Co. Inc.

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue
New York, New York 10010-3629

c/o William Blair & Company, L.L.C.
150 Riverside Plaza
Chicago, Illinois 60606

and

c/o Oppenheimer & Co. Inc.
85 Broad Street, 26th Floor
New York, New York 10004

Ladies and Gentlemen:

Jasper Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 60,000,000 shares (the “Firm Shares”) of the Company’s voting common stock, $0.0001 par value per share (the “Common Stock”), to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom Credit Suisse Securities (USA) LLC, William Blair & Company, L.L.C. and Oppenheimer & Co. Inc. are acting as representatives (the “Representatives”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional 9,000,000 shares of Common Stock (the “Option Shares”) on the terms set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company confirms as follows its agreement with the Representatives and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $1.50 (the “Firm Share Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, the Option Shares at a purchase price per share of at least the Firm Share Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Representatives to the Company no later than 12:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Firm Share Purchase Price by wire transfer of immediately available funds to the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the offering be priced after 4:00 p.m., Eastern Time) after the date on which the first bona fide offering of the Firm Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Representatives (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Shares Notice.

(c) Electronic Transfer. Electronic transfer of Firm Shares and Option Shares, if any, shall be made at the time of purchase in such names and in such denominations as the Representatives shall specify.

(d) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all loss, claim, damage, or reasonable and documented expense with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter as follows:

(a) Compliance with Registration Requirements. A registration statement on Form S-3 (Registration No. 333-267777) relating to certain securities, including the Shares, including a prospectus (the “Base Prospectus”) and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the Base Prospectus, heretofore filed by the Company with the Commission have been delivered to the Representatives. The term “Registration Statement” at any particular time means such registration statement on Form S-3 in the form then filed with the Commission, including any amendment thereto, financial statements and all exhibits, all documents incorporated by reference therein and any information deemed to be included therein by Rule 430B or Rule 430C of the Rules and Regulations, as applicable. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below). The term “preliminary prospectus” as used herein means any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in connection with the offering of the Shares. The term “Prospectus” means the final prospectus supplement in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

(b) Accuracy of Registration Statement. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Rules and Regulations and at the Closing Date and the Option Closing Date, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at the Closing Date and the Option Closing Date, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the concession figure appearing in the fourth paragraph and the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting” set forth in the Prospectus constitute the only information (the “Underwriters’ Information”) relating to any Underwriter furnished to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(c) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(d) Disclosure at the Time of Sale. As of the Applicable Time, none of (i) the General Use Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus and the other information, if any, stated in Schedule III to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, nor (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter or on behalf of any Underwriter consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:50 a.m. (Eastern Time) on January 25, 2023 or such other time as agreed by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus shall include the documents incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included,” “stated” or “set forth” in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as the case may be.

(e) Incorporation of Documents by Reference. The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus, at the time they were filed with the Commission, or became effective under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. This subsection (f) does not apply to statements in or omissions from any omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any Representative for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses (as defined below) reviewed and consented to by the Representatives, such consent not to be unreasonably conditioned, withheld or delayed, and included in Schedule II hereto, and the Prospectus.

(h) Due Incorporation; Subsidiary.

(i) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the business, properties, assets, business prospects, financial condition, results of operations or capitalization of the Company and its subsidiary, taken as a whole, or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder (any such effect, prevention or interference, a “Material Adverse Effect”).

(ii) Jasper Tx Corp. (A) is the only subsidiary of the Company (as defined in Rule 405 of the Rules and Regulations), (B) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Prospectus and (C) is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued share capital or other equity interests of Jasper Tx Corp. have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims.

(i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (other than shares of Common Stock issued upon the exercise of options or warrants to purchase Common Stock, upon the exercise or vesting of options or other equity awards that may be granted from time to time under the Company’s equity compensation plans or upon the conversion of non-voting common stock to Common Stock). The outstanding shares of Common Stock and any other outstanding capital stock of the Company are, and the Shares will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included in the Registration Statement, the General Disclosure Package and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company did not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, as applicable, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(j) Financial Statements. The consolidated financial statements (including the related notes thereto) and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial condition of the Company and its subsidiary as of the respective dates thereof and the consolidated results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the entire period involved (“GAAP”). The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its subsidiary. The pro forma financial statements, if any, and the other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements, if any, and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act, the Exchange Act, the Rules and Regulations or the Exchange Act Regulations to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k) Independent Accountants. PricewaterhouseCoopers LLP (the “Accountant”), whose report on the consolidated financial statements and supporting schedules of the Company and its consolidated subsidiary is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K and incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are, to the Company’s knowledge (i) independent accountants as required by the Act, the Exchange Act, the Rules and Regulations, the Exchange Act Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(l) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and other than the Company’s execution of this agreement or the sale of any securities thereunder, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in the business, properties, assets, business prospects, financial condition, results of operations or capitalization of the Company and its subsidiary, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(m) Investment Company. The Company is not, and, after giving effect to the issuance and sale of the Shares and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(n) Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, nor to the Company’s knowledge, threatened against or affecting, the Company or its subsidiary or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, including the Financial Industry Regulatory Authority, Inc. (“FINRA”) and The Nasdaq Stock Market LLC, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations.

(o) Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiary have, and at the Closing Date will have, (i) complied in all material respects with all laws, regulations and orders applicable to it or its business, except as would not, individually or in the aggregate, result in a Material Adverse Effect and (ii) performed in all material respects the obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except as would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it is a party: (i) is in default in any respect thereunder where such default would have a Material Adverse Effect, or (ii) has given written notice to the Company of such other party’s intention to terminate, cancel or refuse to renew any Contract where such termination, cancelation or refusal to renew would have a Material Adverse Effect. The Company is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

(p) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company as contemplated hereby, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under applicable state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

(q) Agreement Duly Authorized. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of the Company enforceable against the Company, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(r) No Conflicts. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiary pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or its subsidiary is a party or by which the Company or its subsidiary or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or its subsidiary, except, in the case of clause (ii) above, as would not be expected to have a Material Adverse Effect.

(s) Title to Real and Personal Property. The Company and its subsidiary have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or are not material to the business of the Company or its subsidiary. The Company and its subsidiary have valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiary.

(t) Documents Described in Registration Statement. There is no document or Contract required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. To the Company’s knowledge, all such documents and Contracts described in the Registration Statement, General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(u) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Representatives was or will be, when made, inaccurate, untrue or incorrect. All statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(v) No Price Stabilization or Manipulation. Neither the Company nor, to the Company’s knowledge, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that have been duly waived with respect to such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(x) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Capital Market, nor, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Nasdaq Capital Market.

(y) Labor Matters. Neither the Company nor its subsidiary is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened.

(z) No Unlawful Payments. Neither the Company nor its subsidiary, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiary, affiliate or other person associated with or acting on behalf of the Company or its subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aa) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) No Conflicts with Sanctions Laws. Neither the Company nor its subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or representative of the Company or its subsidiary, affiliate or other person associated with or acting on behalf of the Company or its subsidiary is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to its subsidiary, any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Sanctions laws and regulations.

(cc) Taxes. The Company and its subsidiary have filed all federal, state and foreign income and franchise tax returns and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) hereof to the extent required by GAAP in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(dd) Insurance. The Company and its subsidiary carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiary will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor its subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ee) Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions or has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material liability or penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, each ERISA Plan has obtained a favorable determination letter or opinion or advisory letter, if applicable as to its qualified status under the Code, each such ERISA Plan has timely adopted all currently effective amendments to the Code to the extent any such amendments are required under the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would affect the qualified status of any such ERISA Plan. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA. Each plan maintained or contributed to by the Company that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder.

(ff) Title to Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiary own, possess, have valid and enforceable licenses for or otherwise have adequate rights to use technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, patent applications, trademarks, service marks, trade and service mark registrations, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and other intellectual property (collectively, the “Intellectual Property”) that are or would reasonably be expected to be material to their business as currently conducted or as currently proposed to be conducted (including upon the commercialization of products or services described in the Registration Statement, the General Disclosure Package or the Prospectus as under development) or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiary, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there are no third parties who have or, or who will be able to establish rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiary, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiary; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property owned by, or licensed to, the Company or its subsidiary, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiary, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company received any claim from a third party that) the Company or its subsidiary infringe or otherwise violate, or would, upon the commercialization of any product or service as described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of another, and the Company and its subsidiary are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the knowledge of the Company, no employee of the Company is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (vii) the Company and its subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiary, and all such agreements are in full force and effect, except to the extent that the failure to comply would not have a Material Adverse Effect; (viii) to the knowledge of the Company, there is no prior art that may render any patent within the Intellectual Property invalid or that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) to the knowledge of the Company, there are no material defects in any of the patents or patent applications within the Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiary are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(gg) Trademarks. The Company and its subsidiary own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their business as described in the Prospectus. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiary of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiary are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their business or otherwise.

(hh) Protection of Intellectual Property. The Company and its subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material respects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(ii) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus that is not so described. Since inception, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act.

(jj) Environmental Matters. Each of the Company and its subsidiary (i) is in compliance with any and all applicable federal, state, local and non-U.S. laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), except where such failure to be in compliance would not have a Material Adverse Effect, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses, except for such permits, licenses or other approvals the failure of which to receive would not have a Material Adverse Effect, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such failure to be in compliance would not have a Material Adverse Effect.

(kk) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company and its subsidiary is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) effective “internal control over financial reporting” as of the latest date of management’s evaluation of such internal control over financial reporting and as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ll) Off-Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(mm) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(nn) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(oo) Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus (including those contained in any document incorporated by reference therein) under the captions “Description of Capital Stock” and “Underwriting,” and the statements in the Registration Statement under Items 14 and 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair and accurate in all material respects.

(pp) Data Presentation. The preclinical studies and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement, General Disclosure Package and the Prospectus (the “Company Studies”) were and, if still pending, are being, conducted in all material respects in accordance with their experimental protocols; the descriptions of the results of the Company Studies contained in the Registration Statement, General Disclosure Package and the Prospectus are accurate in all material respects; the Company has no knowledge of any other preclinical studies or clinical trials not described in the Registration Statement, General Disclosure Package and the Prospectus the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, General Disclosure Package and the Prospectus; and the Company has not received any written notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority (the “Regulatory Agencies”) requiring the termination, suspension or material modification of any Company Studies that would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. To the Company’s knowledge, none of the Company Studies involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

(qq) Regulatory Filings. The Company has not failed to file with the Regulatory Agencies any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or any other filing required by any other applicable Regulatory Agency or governmental authority, except for any such failure to file which would not reasonably be expected to have a Material Adverse Effect; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by subsequent submission); and no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Agency or other governmental authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(rr) Licenses and Permits. Except as disclosed in the Registration Statement and Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiary hold, and are operating in compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA) required for the conduct of its business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiary have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. Except as disclosed in the Registration Statement and the Prospectus, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company or its subsidiary, its business and its products, when submitted to the FDA or other governmental authority by or on behalf of the Company or its subsidiary, were, to the Company’s knowledge, true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiary have not received any notification, correspondence or any other written communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, of potential or actual material non-compliance by, or material liability of, the Company or its subsidiary under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company or its subsidiary under any Permits.

(ss) Compliance with Certain Regulatory Matters. The Company, its subsidiary, its directors and officers and, to the Company’s knowledge, its employees and agents have operated and currently are in compliance in all material respects with applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” includes, without limitation: the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)); the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); the regulations promulgated pursuant to such laws; and any other applicable local, state or federal law or regulation. Neither the Company nor its subsidiary, are a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company, its subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program or is subject to an audit, investigation, proceeding, or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension or exclusion.

(tt) Absence of Certain Regulatory Actions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiary have not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company product candidates) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition, nor have the Company and its subsidiary received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, neither the FDA nor any other governmental authority has threatened such action. Neither the Company nor its subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency, or other governmental authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(uu) Emerging Growth Company Status. From the time of initial confidential submission of the registration statement relating to the Company’s initial public offering to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vv) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(ww) No Rating. Neither the Company nor its subsidiary, has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(xx) No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(yy) Required Filings. The Company has timely made all filings required to be made by it under the Exchange Act.

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith in writing within two Business Days.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgement of the Company, it is in the best interests of the Company to do so.

(c) Notifications to the Representatives. The Company shall notify the Representatives promptly in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements of a material fact therein, in light of the circumstances in which they are made, not misleading, (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through any Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430B, 430C and 462(b) of the Rules and Regulations and notify the Representatives promptly of all such filings.

(d) Executed Registration Statement. Upon request of the Representatives, to the extent not available on EDGAR, the Company shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representatives and shall file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements. During the period of two years hereafter, the Company shall furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that electronically transmitted copies filed with the Commission on EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations), which requirement may be satisfied by publicly filing the required information on EDGAR.

(k) Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) any filing fees and other expenses (including reasonable and documented fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate pursuant to Section 4(g) hereof and the securities laws of Canada, including the reasonable and documented fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, collectively not to exceed $5,000, (ii) the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Shares (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review), collectively not to exceed $35,000, (iii) fees and expenses incident to listing the Shares on the Nasdaq Capital Market, (iv) fees and expenses in connection with the registration of the Shares under the Exchange Act, (v) expenses incurred in distributing preliminary prospectuses and the final prospectus (including any amendments and supplements thereto) to the Underwriters, (vi) for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) the fees and expenses of counsel to the Company, (viii) the costs and charges of DTC and the transfer agent for the Shares and (ix) the fees and expenses of the Accountants.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof or the Agreement is terminated pursuant to the second sentence of Section 8 hereof, the Company shall reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith, such expenses not to exceed $50,000; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which would reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(o) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), provided that for the purpose of this Section 4(o), the term “Representatives” means Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C. (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued by the Company upon the exercise of an option to purchase Common Stock or vesting of restricted stock units granted pursuant to equity incentive plans or stock ownership plans of the Company in effect on the date hereof and described in the Registration Statement, General Disclosure Package and the Prospectus (collectively, the “Equity Plans”) (but for the avoidance of doubt, not any sale of such shares issued upon such exercise) and any option, restricted stock unit award or other equity award granted pursuant to any of the Equity Plans; (D) entry into agreements providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or its subsidiary of the securities, business, property or other assets of another person or entity pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and issue any such securities pursuant to any such agreement; (E) entry into agreements providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreements; provided that in the case of clauses (D) and (E), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) and (E), taken together, shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately subsequent to the completion of the transactions contemplated by this Agreement; provided further that in the case of clauses (D) and (E), it shall be a condition to the sale, issuance or transfer of shares of any such securities that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of Exhibit A to this Agreement, and otherwise satisfactory in form and substance to the Representatives; (F) the filing of or amendment to a registration statement on Form S-8 under the Act to register the offer and sale of securities to be issued pursuant to any employee benefit or equity incentive plan of the Company in effect on the date hereof and that is described in the Registration Statement, General Disclosure Package and the Prospectus, and issuance of securities pursuant to any such employee benefit or equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such employee benefit or equity incentive plan), provided that (1) this clause (F) shall not be available unless each executive officer or director recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to any such employee benefit or equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period. The Company shall cause each of its executive officers and directors and their affiliated entities to enter into agreements with the Representatives in the form set forth in Exhibit A.

(p) Emerging Growth Company Status. The Company shall promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Shares is not required by the Act to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) and (B) completion of the Lock-Up Period.

(q) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(r) Listing. The Company will use its commercially reasonable efforts to maintain the listing of the Shares on the Nasdaq Capital Market.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings. All filings made pursuant to Rules 424, 430B or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, except as would not reasonably be expected to have a Material Adverse Effect.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date as if made at the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Representatives shall have received the opinions and letters, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from Paul Hastings LLP, counsel to the Company.

(g) Opinion of Counsel to the Underwriters. The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from DLA Piper LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(h) Accountants’ Comfort Letter. On the date of the Prospectus, the Representatives shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, any Option Closing Date, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the Option Closing Date, as applicable.

(i) Officers’ Certificates. At the Closing Date and, as to the Option Shares, any Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, and not individually, in form and substance satisfactory to the Representatives, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Change;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such signer, threatened;

(iv) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(v) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof from the Company’s executive officers and directors and their affiliated entities.

(k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(l) Stock Exchange Listing. The Shares shall have been duly authorized for listing or quotation on the Nasdaq Capital Market, subject only to notice of issuance.

(m) Good Standing. At the Closing Date and the Option Closing Date, the Company shall have furnished to the Representatives satisfactory evidence of the good standing of the Company and, if applicable, its subsidiary in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Company Certificates. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(o) No Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be

6. Indemnification.

(a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430B or 430C, any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or the alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any documented legal or other expenses reasonably incurred by such Indemnified Party (including the reasonable and documented fees and disbursements of counsel) in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel pursuant to this Section 6(a), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any and all losses, claims, damages, liabilities or expenses to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430B or 430C, any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or the alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 6(a) or 6(b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 6(a) or 6(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 6(a) or 6(b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 6(a) or 6(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the Closing Date or any Option Closing Date and the aggregate number of shares of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4(l) and 9(c) (provided that if such default occurs with respect to Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 2200 Bridge Pkwy, Suite #102, Redwood City, California 94065, Attention: President and Chief Executive Officer, with a copy (which copy shall not constitute notice) to Paul Hastings LLP, 1117 S. California Avenue, Palo Alto, CA 94303, Attention: Jeffrey T. Hartlin, Esq. and Samantha H. Eldredge, Esq. or (b) if to the Underwriters, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; c/o William Blair & Company, L.L.C. at 150 Riverside Plaza, Chicago, Illinois 60606, Attention: General Counsel, Facsimile: (312) 551-4646; and c/o Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, New York 10004, Attention: Syndicate Prospectus Department. Any notice under Section 9 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

(b) No Third Party Beneficiaries; Successors. This Agreement has been and is made solely for the benefit of and will inure to and be binding on the several Underwriters, the Company and the controlling persons, directors, officers, employees, counsel and agents referred to in Section 9 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company or its officers contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(i) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the final prospectus, irrespective of whether the Underwriters or any of its affiliates have advised or are advising the Company on other matters;

(ii) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement, including the public offering price and any related discounts and commissions, was established by Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(iii) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(iv) Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company; and

(v) Accounting, Regulatory and Tax. The Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Waiver of Jury Trial. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(i) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(j) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

Jasper Therapeutics, Inc.

By:	/s/ Jeet Mahal
	Name:	Jeet Mahal
	Title:	Chief Operating Officer and Chief Financial Officer

Confirmed as of the date first above mentioned:

Credit Suisse Securities (USA) LLC

William Blair & Company, L.L.C.
Oppenheimer & Co. Inc.

Acting on behalf of themselves and as
Representatives of the several
Underwriters named in Schedule I
hereof

Credit Suisse Securities (USA) LLC

By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	Managing Director, ECM

William Blair & Company, L.L.C.

By:	/s/ Steve Maletzky
	Name:	Steve Maletzky
	Title:	Managing Director

Oppenheimer & Co. Inc.

By:	/s/ Michael Margolis, R.Ph.
	Name:	Michael Margolis, R.Ph.
	Title:	Senior Managing Director, Co-Head Healthcare IB

Schedule I

Underwriter	Number of Firm Shares
Credit Suisse Securities (USA) LLC	30,000,000
William Blair & Company, L.L.C.	24,000,000
Oppenheimer & Co. Inc..	6,000,000
Total	60,000,000

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

None.

S-II-1

Schedule III

1. The public offering price per share of Common Stock shall be $1.50.

2. The Company is selling 60,000,000 shares of Common Stock.

3. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 9,000,000 shares of Common Stock.

S-III-1

EXHIBIT A

Form of Lock-up Agreement

_________, 2023

Credit Suisse Securities (USA) LLC

William Blair & Company, L.L.C.

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

and

c/o William Blair & Company, L.L.C.

150 Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C. (collectively, the “Representatives”) intend to act as representatives of the Underwriters, to underwrite a proposed public offering (the “Offering”) of shares of voting common stock, par value $0.0001 per share (the “Stock”), of Jasper Therapeutics, Inc., a Delaware corporation (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 90 days after the date of the final prospectus supplement for the Offering (the “Prospectus”), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), (1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) with the Securities and Exchange Commission of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or other warrants or rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights, collectively, the “Restricted Securities”), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering (including, without limitation, in any issuer-directed share program) will also be Restricted Securities subject to this Lock-Up Agreement.

The foregoing restrictions shall not apply to: (i) transfers of Restricted Securities as a bona fide gift or gifts by the undersigned; (ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned; (iii) transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act, including any wholly-owned subsidiary of the undersigned or to the parent entity of the undersigned), limited partners, general partners, limited liability company members, stockholders, or to any investment fund; (iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) transfers or dispositions of shares of Stock or securities convertible into or exercisable for shares of Stock acquired by the undersigned in open market purchases after the completion of the Offering; (vi) entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act; (vii) the exercise of options, warrants or other rights to acquire shares of Stock or any security convertible into or exercisable for shares of Stock in accordance with their terms (including the settlement of restricted stock units and including, in each case, by way of net exercise or settlement and/or to cover withholding tax obligations in connection with such exercise or vesting, and for the avoidance of doubt, all manners of exercise, surrender or forfeiture of shares that may be deemed to involve a sale or other disposition of any securities, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise) pursuant to an employee benefit plan, equity incentive plan, option, warrant or other right disclosed in the Prospectus, (viii) transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (ix) transfers to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, (x) the transfer of shares of Stock or any security convertible into or exercisable or exchangeable for Stock pursuant to a liquidation, tender offer, merger, consolidation, binding share exchange or other similar transaction involving a change in control that results in all of the Company’s stockholders having the right to exchange their Stock for cash, securities or other property; provided that if such transaction is not consummated, any such securities shall remain subject to the restrictions set forth in this Lock-Up Agreement, (xi) dispositions of shares of Stock pursuant to any trading plan established pursuant to Rule 10b5-1 under the Exchange Act existing as of the date of this Lock-Up Agreement, or (xii) transfers by any order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the undersigned or any of the undersigned properties or assets; provided, however, that (a) in the case of (i), (ii) (iii), (iv) or (viii) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period; (b) any transfer or disposition pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (c) in the case of a transfer or distribution pursuant to (i), (ii) or (iii) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period and, with respect to clause (viii), other than a filing required to be made on a Form 4 by the undersigned reporting a reduction in beneficial ownership of shares of Stock; provided, that the undersigned shall include a statement in such report to the effect that the transfer occurred by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable); (d) in the case of (vi) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period ; (e) in the case of (vii) above, the shares of Stock delivered upon such exercise are issued in the name of the undersigned and are subject to the restrictions set forth in this Lock-Up Agreement, and no filing under the Exchange Act or other public announcement (whether voluntarily or otherwise) shall be made during the Lock-Up Period unless such filing or announcement clearly states that no Stock was sold by the undersigned and that the Stock received upon such exercise is subject to this Lock-Up Agreement; and (f) in the case of (xi) above, no filing under the Exchange Act or other public announcement (whether voluntarily or otherwise) shall be made during the Lock-Up Period unless such filing or announcement clearly states that such transfer was made pursuant to an established trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. For purposes of clause (x) above, “change in control” shall mean the transfer (whether by tender offer, merger, consolidation or similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter of the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity). For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

A-2

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as the Representatives or the Company advises the other in writing, prior to the execution of the underwriting agreement to be entered into between the Company and the Representatives in connection with the Offering (the “Underwriting Agreement”), that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement if prior to the closing of the Offering, or (iii) on February 3, 2023, if the Offering shall not have closed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

[Signature page follows]

A-3

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)